Exhibit 5.1

Ortoli | Rosenstadt LLP	366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

October 27, 2021

Helbiz, Inc.

32 Old Slip

New York, NY, 10005

Ladies and Gentlemen:

We have acted as counsel to Helbiz, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (as may be amended, the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 27, 2021 relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of 150,000 shares of the Company’s Class A Common Stock (the “Shares”), up to 3,150,000 shares of Class A Common Stock (the “Conversion Shares”) issuable upon conversion of the convertible notes described in the Registration Statement (the “Convertible Notes”), and up to 1,000,000 shares of Class A Common Stock (the “Warrant Shares”) underlying the warrants described in the Registration Statement (the “Warrants”) sold on October 12, 2021. The Shares, the Conversion Shares and the Warrant Shares included on the Registration Statement may be sold by the selling shareholder named therein. In connection with the foregoing, you have requested our opinion with respect to the following matters.

For the purposes of giving the opinion contained herein, we have examined the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements (including the Securities Purchase Agreement pursuant to which the Company has agreed to issue the Shares, the Convertible Notes and the Warrants), documents and other instruments, including the certificate of incorporation and bylaws of the Company, the form of the Convertible Notes and the Warrants, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and the selling shareholder and certificates or comparable documents of public officials and of officers and representatives of the Company and the selling shareholder.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Shares are validly issued, duly authorized, fully paid and nonassessable, (ii) the Conversion Shares have been duly authorized and, if issued on the date hereof upon conversion of the Convertible Notes pursuant to the terms of the Convertible Notes and the resolutions adopted by the Board of Directors of the Company, would be validly issued, fully paid and nonassessable and (iii) the Warrant Shares have been duly authorized and, if issued on the date hereof upon exercise of the Warrants pursuant to the terms of the Warrants and the resolutions adopted by the Board of Directors of the Company, would be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP